UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2009
PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	0-27058	04-2776269

(State or other juris-	(Commission	(IRS Employer
diction of incorporation	File Number)	Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Ex-3.1 Amendment No.2 to the Second Amended and Restated By-Laws of PAREXEL International Corporation

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 9, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of PAREXEL International Corporation (the “Company”) approved targets under the Company’s Management Incentive Plan (the “MIP”) for fiscal 2010. Under the MIP for fiscal 2010, the executive officers’ incentives are based on the achievement of corporate, business unit and personal goals. The corporate goals set by the Committee include specific earnings per share, or EPS, and backlog objectives and the business unit objectives are based on achieving predetermined business unit operating margin, or BOM, objectives. Personal goals collectively constitute 20% of each executive’s 2010 MIP opportunity. For fiscal 2010, corporate and business unit goals were set to have a roughly 80% chance of attainment based on budgets, market conditions and historical factors. For this reason, MIP-based goals are actually expressed in a range around a target. For executives to be awarded any payment under the corporate EPS or BOM elements of the fiscal 2010 MIP, at least 90% of the targeted value has to be attained. For executives to be awarded any payment under the backlog element of the fiscal year 2010 MIP, 100% or more of the targeted value has to be attained. Over-achievement of certain goals enables an individual to earn more than 100% of the targeted MIP. However, to the extent any such over-achievement payment would cause the Company to miss its targets, that payment is reduced.
     The financial metrics for fiscal 2010 bonus opportunities under the Company’s MIP for the following executive officers of the Company are as follows:

		Target	Maximum	Maximum
		Percent	Percent	Percent
Name	Metrics	of Base[1]	of Target[2]	of Base[3]

Josef H. von Rickenbach Chairman & CEO	Backlog EPS	100%	120.0%	120.0%
James F. Winschel, Jr. Senior Vice President & CFO	Backlog EPS	55%	127.5%	70.1%
Mark A. Goldberg, M.D. Chief Operating Officer	Backlog EPS BOM	65%	125.0%	81.3%
Kurt A. Brykman President, PCMS	Backlog EPS BOM	45%	127.5%	57.4%
Ulf Schneider, PhD. Senior Vice President & CAO	Backlog EPS	45%	122.5%	55.1%
Douglas A. Batt Senior Vice President & General Counsel	Backlog EPS	40%	125.0%	50.0%

[1]	Possible incentive bonus of the executive expressed as a percentage of the executive’s base salary, assuming that MIP targets are met but not exceeded.

[2]	Maximum percentage by which an executive’s actual incentive bonus may exceed the executive’s target incentive bonus, assuming that MIP targets are exceeded.

[3]	The product of the preceding columns, which is equal to the maximum amount of incentive bonus an executive may receive under the MIP, expressed as a percentage of the executive’s base salary.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 10, 2009, the Board of Directors of the Company approved Amendment No. 2 (the “Amendment”) to the Second Amended and Restated By-laws of the Company (the “By-laws”) to provide for certain amendments to the By-laws. The Amendment includes modifications to the notice requirements for a stockholder of the Company seeking to bring a nomination for a director or a proposal for other business before a meeting of the stockholders of the Company. In addition, the Amendment expands the information required to be provided by any stockholder who submits a nomination for election to the Board of Directors or a stockholder proposal for consideration at meetings of stockholders, including information about the stockholder’s holdings in securities of the Company, including derivates and short positions and any hedging arrangements, and, as applicable, the proposed nominee’s holdings, as well as any other information about the stockholder that would be required to be disclosed in a proxy statement or similar filing with the Securities and Exchange Commission. For proposed director nominees, the notice is also required to include information about any relationships between the stockholder and the proposed nominee. The notice also must include certain representations as to whether the stockholder intends to conduct a proxy solicitation, in addition to whether the stockholder intends to attend the meeting to present the director nomination or proposal. The Amendment also clarifies that stockholders may appoint proxies by electronic means.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Amendment No. 2 to the Second Amended and Restated By-laws of PAREXEL International Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2009	PAREXEL International Corporation
	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and CFO